UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

______________________________

FORM 8-K
______________________________

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 30, 2008

EAGLE ROCK ENERGY PARTNERS, L.P.
(Exact Name of Registrant as Specified in Its Charter)

Delaware	001-33016	68-0629883
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

16701 Greenspoint Park Drive, Suite 200
Houston, Texas 77060
(Address of principal executive offices, including zip code)

(281) 408-1200
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

□     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

□     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

□	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

□	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01                      Regulation FD Disclosure.

On July 31, 2008, the registrant issued a press release announcing its quarterly cash distribution for the quarter ended June 30, 2008.  In the press release, the registrant also announced that it would announce earnings for the quarter ended June 30, 2008, after the market closes on August 5, 2008, and will hold an earnings conference call at 9:00 am CT (10:00 am ET) on August 6, 2008.

A copy of the press release is attached hereto as Exhibit 99.1. In accordance with General Instruction B.2 of Form 8-K, the information set forth in this Item 7.01 and in the attached exhibit are deemed to be furnished and shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended.

Item 8.01                      Other Events.

Second Quarter 2008 Distribution

On July 31, 2008, the registrant announced that it will pay a quarterly cash distribution of $0.41 per unit for the quarter ended June 30, 2008, which is a 2.5% increase over its distribution for the first quarter of 2008.  On August 14, 2008, the registrant will pay this announced cash distribution to its general partner and all of its common and subordinated unitholders of record as of the close of business on August 8, 2008.

SemGroup Bankruptcy Exposure

On July 30, 2008, the registrant issued a press release announcing its exposure to the recent filing of a petition for bankruptcy protection under Chapter 11 of the Bankruptcy Code by SemGroup, L.P. and certain subsidiaries (“SemGroup”).  The registrant has a receivable equal to approximately $6 million for sales of condensate to SemGroup applicable to the month of June 2008 during the pre-bankruptcy filing period.  The registrant also has sales of approximately $5 million to $6 million for condensate to SemGroup applicable to the month of July 2008 during both the pre- and post-bankruptcy filing periods.

The registrant currently is seeking payment of the pre- and post-petition amounts under SemGroup’s Supplier Protection Program (“SPP”), which will establish a group of critical suppliers who will be paid in full their pre-bankruptcy amounts and will continue to be paid during the pendency of the bankruptcy proceedings.  The registrant has not determined the likelihood of recovery or whether it will be included in the SPP.

A copy of the press release is attached hereto as Exhibit 99.2.

Item 9.01                      Financial Statements and Exhibits.

(d)           Exhibits.

Exhibit No.                                Description

99.1	Press Release of Eagle Rock Energy Partners, L.P. dated July 31, 2008
(furnished under Item 7.01).
99.2                         Press Release of Eagle Rock Energy Partners, L.P. dated July 30, 2008

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

EAGLE ROCK ENERGY PARTNERS, L.P.

By:           Eagle Rock Energy GP, L.P.,
  its general partner

By:           Eagle Rock Energy G&P, LLC,
  its general partner

Date: July 31, 2008	By: /s/ Joseph A. Mills
Joseph A. Mills
Chief Executive Officer

INDEX TO EXHIBITS

Exhibit No.                                Description

99.1                                Press Release of Eagle Rock Energy Partners, L.P. dated July 31, 2008.
99.2                                Press Release of Eagle Rock Energy Partners, L.P. dated July 30, 2008